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                          REGISRATION RIGHTS AGREEMENT

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                                 BY AND BETWEEN

                            PARADIGM GEOPHYSICAL LTD.

                                       AND

                        COMPAGNIE GENERALE DE GEOPHYSIQUE

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                             Dated: October 4, 2000

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                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is entered into as of October 4, 2000 by and between Paradigm Geophysical Ltd., a company incorporated under the laws of Israel (the "Company"), and COMPAGNIE GENERALE DE GEOPHYSIQUE, a company incorporated under the laws of France ("CGG").

                                R E C I T A L S:
                                - - - - - - - -

     WHEREAS:

(A) Pursuant to a certain Securities Purchase Agreement dated even date herewith (the "Purchase Agreement"), the Company is issuing to CGG 1,500,000 of its Ordinary Shares (NIS 0.5 par value) each (the "Ordinary Shares"); and

(B) The Company has agreed to grant CGG certain registration rights as set out in this Agreement, and CGG is relying upon the grant of such registration rights in concluding the transactions contemplated by the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T:
                               - - - - - - - - -

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Form F-3 Registration" shall mean a registration of Ordinary Shares on the Form F-3 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "Holder" shall mean any holder of Registrable Securities.

     "Incidental Registration" shall have the meaning set forth in Section 2.

     "Initiating Holder" shall mean a Holder or Holders who in the aggregate hold more than 50% of the then outstanding Registrable Securities.

     "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

     "register", "registered" and "registration" shall mean and refer to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

     "Registration Expenses" shall have the meaning set forth in Section 5.

     "Registrable Securities" shall mean (x) the Ordinary Shares issued to CGG pursuant to the Purchase Agreement and (y) any additional Ordinary Shares or other securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Ordinary Shares referenced in clause (x), provided that such term shall not include any such Ordinary Shares sold to the public by Holder pursuant to a Registration Statement under the Securities Act or sold by Holder in a private transaction in which Holder's rights hereunder were not assigned to the purchasers thereof.

     "Registration Statement" shall mean any registration statement of the Company in compliance with the Securities Act that covers Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, all amendments and supplements to such Registration Statement, including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "SEC" shall mean the Securities and Exchange Commission (or any other federal agency at the time administering the Securities Act).

     "Underwritten registration" or "underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter or through an underwriter as agent for reoffering to the public.

     2. Incidental Registration. If at any time the Company shall determine to register any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for Ordinary Shares, for its own account or, after the first anniversary date hereof, for the account of any stockholder (other than a registration on Forms F-4, or F-8 or any replacement or successor form thereof), each Holder shall be entitled to include Registrable Securities in such registration

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(and related underwritten offering, if any) (each, an "Incidental Registration")
on the following terms and conditions:

     (a) The Company shall promptly give written notice of such determination to each Holder, and each Holder shall have the right to request, by written notice given to the Company within thirty (30) days of the receipt by such Holder of such notice of determination, that a specific number of Registrable Securities held by such Holder be included in such Registration Statement;

     (b) If the proposed registration relates to an underwritten offering, the notice called for by Section 2(a) shall specify the name of the managing underwriter for such offering and the number of securities to be registered for the account of the Company and for the account of any other stockholder of the Company;

     (c) If the proposed registration relates to an underwritten offering, each Holder must (i) sell all or a portion of its Registrable Securities on the same basis provided in the underwriting arrangements approved by the Company and (ii) complete and execute all questionnaires, powers of attorney, indemnities (but only to the extent such indemnities relate specifically to information supplied by such Holder expressly for inclusion in the Registration Statement), hold-back agreements, underwriting agreements and other documents on the same basis as other similarly situated selling shareholders (or, if there are no other selling shareholders, as would be customary in a transaction of this type) required under the terms of such underwriting arrangements or by the SEC;

     (d) If the managing underwriter for the underwritten offering under the proposed registration to be made by the Company determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriter for such offering to sell all of the securities requested to be included for sale or the price per share in such offering, the number of shares that may be included in such registration in such offering shall be allocated as follows: (i) first, the Company or the selling shareholder exercising demand registration rights, as the case may be, shall be permitted to include all Ordinary Shares to be registered thereby; and (ii) second, each Holder and any other selling shareholder exercising incidental registration rights shall be allowed to include such amount of Ordinary Shares as the managing underwriter(s) deems appropriate (on a pro rata basis with one another but only to the extent that such pro rata basis applies to the number of Ordinary Shares still retained at the time of such cutback), provided that if such registration and offering is initiated by the Company for its own account, the managing underwriter shall not have the right to limit the number of Ordinary Shares to be included in the registration and offering by the Holders and any other selling shareholder exercising contractual incidental registration rights to less than 25% of the total number of Ordinary Shares included therein.

     (e) Each Holder shall have the right to withdraw its Registrable Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering, it may only do so prior to the printing of the preliminary prospectus used to market the securities; and

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     (f) The Company or any other shareholder exercising demand registration rights shall have the right to terminate or withdraw any registration statement filing under this Section 2 prior to the effective date of such registration for any reason without liability to a Holder as a result thereof, whether or not such Holder has elected to include such securities in such registration.

     3. Restrictions on Public Sale by Holder of Registrable Securities. If Registrable Securities are included (in whole or in part) in a Registration Statement filed by the Company under Section 2 for sale in an underwritten offering, each Holder agrees, if requested by the managing underwriter(s) of such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, dispose of or effect any public sale or distribution of securities of the same series and class as (or securities exchangeable or exercisable for or convertible into securities of the same series and class as) the Registrable Securities included in the Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the five (5) day period prior to, and during the one hundred twenty (120) day period (or shorter period requested by the managing underwriter(s)) beginning on the closing date of such underwritten offering, to the extent timely notified in writing by the Company or the managing underwriter(s). Notwithstanding the foregoing, each Holder shall be permitted to transfer shares in one more private transactions in which the transferees agree to be bound by the restrictions set forth in this Section 3.

     4. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will act as expeditiously as possible:

     (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and to keep such Registration Statement effective for up to one hundred eighty (180) days, provided that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to each Holder and its counsel, copies of all such documents proposed to be filed at least five (5) days prior thereto, and the Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which a Holder shall reasonably object within such five (5) day period, provided, further, that the Company will not name or otherwise provide any information with respect to any Holder in any Registration Statement or Prospectus without the express written consent of such Holder, unless required to do so by the Securities Act and the rules and regulations thereunder;

     (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act and the rules and regulations

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thereunder with respect to the disposition of all securities covered by such
Registration Statement;

     (c) promptly notify each Holder (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(iv) if at any time the representations and warranties of the Company contemplated by the Purchase Agreement cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) furnish to each Holder, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (f) deliver to each Holder, without charge, such reasonable number of conformed copies of the Registration Statement (and any post-effective amendment thereto) and such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as Holder may reasonably request, all in full conformity with the Securities Act; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each Holder in connection with the offer and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

     (g) prior to any offering of Registrable Securities covered by a Registration Statement, register or qualify or cooperate with each Holder in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Holder reasonably requests, and use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by the Holders, provided that under no circumstances shall the Company be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

     (h) cooperate with each Holder and the managing underwriter or underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, free of any and all restrictive legends, such certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request;

     (i) upon the occurrence of any event contemplated by Section 4(c)(vi)above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (j) make generally available to the holders of the Company's outstanding securities earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than sixty (60) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or, if not sold to underwriters in such an offering, (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12) month period;

     (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement from and after a date not later than the effective date of such Registration Statement;

     (l) use its best efforts to cause all Registrable Securities covered by each Registration Statement to be listed, subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Ordinary Shares issued by the Company is then listed, and admitted to trading on the Nasdaq National Market System, if the Ordinary Shares are then admitted to trading on the Nasdaq National Market System; and

     (m) enter into such agreements (including underwriting agreements in customary form containing, among other things, reasonable and customary indemnities) and take such other actions as any Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     (n) furnish, at the request of any Holder, on the date that Registrable Securities are delivered to an underwriter for sale in connection with an underwritten registration, or, in connection with any other registration, on the date that the registration statement with respect to such registration becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder, and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder, subject to such Holder providing information reasonably requested by such independent certified public accountants to comply with the rules governing delivery of such letters.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities under the Prospectus related to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and the period of effectiveness required pursuant to Section 4(a) hereof shall be extended by the number of days during which such Holder was unable to dispose of Registrable Securities under the Prospectus. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of a Holder that such Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be required by the Securities Act to effect the registration of such Holder's Registrable Securities.

     5. Registration Expenses. All expenses incident to any registration to be effected hereunder (whether or not the Registration Statement is filed or declared effective) and incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, National Association of Securities Dealers, Inc., stock exchange and qualification fees, fees and disbursements of the Company's counsel and of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance), the fees and disbursements of one counsel representing the Holders in such offering, expenses of the underwriters that are customarily requested in similar circumstances by such underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), all such expenses being herein called "Registration Expenses", will be borne by the Company. The Company will also pay its internal expenses, the expense of any annual audit and the fees and expenses of any person retained by the Company.

     6. Indemnification.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, partners and employees and each person who controls such Holder (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Damages") to which such Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any rule or regulation thereunder or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, provided that the Company will not be liable to a Holder to the extent that such Damages arise from or are based upon any untrue statement or omission (x) based upon written information furnished to the Company by such Holder expressly for the inclusion in such Registration Statement, (y) made in any preliminary prospectus in connection with an offering that is not underwritten if such Holder failed to deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the party asserting the claim underlying such Damages and such Prospectus would have corrected such untrue statement or omission and such Holder was furnished in a timely manner with a sufficient number of copies of the Prospectus and (z) made in any Prospectus in connection with an offering that is not underwritten if such untrue statement or omission was corrected in an amendment or supplement to such Prospectus and such Holder failed to deliver such amendment or supplement prior to or concurrently with the sale of Registrable Securities to the party asserting the claim underlying such Damages and such Holder was furnished in a timely manner with a sufficient number of copies of the Prospectus.

     (b) Indemnification by Holders of Registrable Securities. If Registrable Securities are sold under a Prospectus which is a part of a Registration Statement, each Holder agrees to indemnify and hold harmless the Company, its directors and each officer who signed such Registration Statement and each person who controls the Company (within the meaning of Section 15 of the Securities Act) under the same circumstances as the foregoing indemnity from the Company to such Holder to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein, provided that in no event shall the aggregate liability of any Holder exceed the amount of the net proceeds received by such Holder upon the sale of its Registrable Securities giving rise to such indemnification obligation. The Company and each Holder shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such persons in similar circumstances.

     (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume

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the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of such person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 7(c), the terms "indemnifying party", "indemnified party" and other terms of similar import are intended to include only the Company (and its officers, directors and control persons as set forth above) on the one hand, and a Holder (and its officers, directors, partners, employees, attorneys and control persons as set forth above) on the other hand, as applicable.

     (d) Contribution. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under Section 6(b) hereof was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Timing of Payments. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 6 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

     (f) Survival. The indemnity and contribution agreements contained in this
Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, its officers, directors, partners, attorneys, agents or any person, if any, who controls such Holder as aforesaid, and shall survive the transfer of such Registrable Securities by such Holder.

     7. Preparation; Reasonable Investigation. In connection with the preparation and filing of a Registration Statement pursuant to the terms of this
Agreement:

     (a) the Company shall, with respect to a Registration Statement filed by the Company, give each Holder, the underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the SEC) and each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and

     (b) the Company shall give each Holder, its underwriters, if any, and their respective counsel and accountants such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holder or such underwriters, to conduct a reasonable investigation within the meaning of
Section 11(b)(3) of the Securities Act.

     8. Rule 144. At all times during which the Company is subject to the periodic reporting requirements of the Exchange Act, the Company covenants that it will file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act), all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement verifying that it has complied with such information requirements.

     9. Assignment of Rights. Each Holder may assign its rights under the Agreement to (a) any transferee of the Registrable Securities, if such transferee has executed this Agreement and agreed to be bound by the terms hereof (it being understood, however, that such Holder shall retain all of its rights hereunder with respect to all Registrable Securities not so transferred thereby) or (b) any shareholder, subsidiary, partner, nominee or affiliate of such Holder or any such transferee. The transferor shall, within twenty (20) days after such transfer, furnish the

Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned.

     10. Specific Performance. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     11. No Senior Registration Rights. The Company will not enter into any agreement providing "Senior Registration Rights" to any person other than "Eligible Beneficiaries", without at the same time providing the same rights to CGG on a pro rata basis (determined by reference to the number of Ordinary Shares then held by CGG and such person). For the purposes of this Section 11:
(x) "Senior Registration Rights" shall mean any registration rights of any kind which are senior in priority to, or in any respect more favorable to the beneficiary than, the registration rights granted to CGG hereunder; and (y) "Eligible Beneficiaries" shall mean any persons investing cash in the Company and who may be granted demand or F-3 registration rights without the consent of the "Holders" under the terms of the Registration Rights Agreement, entered into in May 1999, by the Company, Shamrock Holdings Inc., Eastgate Fund L.P. and certain other parties, as such agreement is in effect as of the date hereof. The Company shall promptly notify CGG of the granting of any registration rights after the date hereof and provide copies of the relevant documentation.

     12. Notices. All notices required or permitted under the terms of this Agreement shall be delivered in the manner called for in the Purchase Agreement.

     13. Successors and Assigns. Subject to Section 9, this Agreement shall inure to the benefit of the successors and assigns of each Holder, such that the rights under this Agreement shall inure to the benefit of and be binding upon subsequent holders of Registrable Securities without the need for an express assignment. This Agreement shall inure to the benefit of and be binding upon the Company and any corporation resulting from any merger or consolidation of the Company with or into such corporation (in which the Company is not the surviving corporation) or any corporation whose securities are issued in exchange for Ordinary Shares.

     14. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     15. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede and preempt any prior understandings, agreements or representations, written or oral, by or among the parties hereto.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be original, and all of which together shall constitute one instrument.

     17. Amendment. Any provision of this Agreement may be amended, waived or modified only by a writing signed by the Company and Holders then holding a majority of the Registrable Securities.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict-of-laws principles thereof).

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.


PARADIGM GEOPHYSICAL LTD.

By: /s/ Eldad Weiss
    ------------------------------
    Name:  Eldad Weiss
    Title: Chief Executive Officer



COMPAGNIE GENERALE DE GEOPHYSIQUE

By: /s/ Robert Brunck
    ------------------------------
    Name:  Robert Brunck
    Title: Chief Executive Officer